Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
65.6880.9600 phone 65.6880.9580 fax www.kns.com

Kulicke & Soffa Reports Third Quarter 2014 Results

Singapore – July 29, 2014 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its third fiscal quarter ended June 28, 2014.

Quarterly Results
	Fiscal Q3 2014	Change vs. Fiscal Q3 2013	Change vs. Fiscal Q2 2014
Net Revenue	$180.5 million	27.9%	58.1%
Gross Profit	$85.2 million	29.2%	47.7%
Gross Margin	47.2%	50 bps	(330) bps
Income from Operations	$31.6 million	67.4%	212.4%
Operating Margin	17.5%	410 bps	860 bps
Net Income	$26.6 million	40.9%	193.5%
Net Margin	14.7%	137 bps	680 bps
EPS – Diluted	$0.34	36.0%	183.3%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “The 58% revenue increase, over the March Quarter, was driven by increased demand for our market-leading equipment solutions. While these offerings individually serve targeted segments, they collectively cover a wide-range of the industry's interconnect requirements. We expect to drive further enhancements to the diversity and breadth of our equipment portfolio as our ongoing Advanced Packaging investments come to fruition."

Third Quarter Fiscal 2014 Key Product Trends

•	Ball bonder equipment net revenue increased 74.7% over the March quarter.

•	68.8% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased 82.4% over the March quarter.

Third Quarter Fiscal 2014 Financial Highlights

•	Net revenue of $180.5 million.

•	Gross margin of 47.2%.

•	Net income of $26.6 million or $0.34 per share.

•	Cash, cash equivalents and short-term investments were $600.1 million as of June 28, 2014.

Fourth Quarter Fiscal 2014 Outlook

The Company currently expects net revenue in the fourth fiscal quarter of 2014, ending September 27, 2014, to be in the range of approximately $185 million to $195 million.

Looking forward, Bruno Guilmart commented, “The improved demand for our offerings combined with positive macro trends, such as the rapid growth in price-sensitive mobile devices, anticipated improvements in the PC market, and expansion of new opportunities such as the Internet-of-Things and Advanced Packaging, all add support to our longer-term value proposition. In addition to trends we currently participate in, we continue to actively seek supplemental opportunities to further enhance shareholder value."

Earnings Conference Call Details

A conference call to discuss these results will be held today, July 29, 2014, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through August 5, 2014 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13586285. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2013 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net revenue:
Equipment	$165,013	$125,103	$325,770	$316,088
Expendable Tools	15,504	16,078	48,066	45,242
Total net revenue	180,517	141,181	373,836	361,330

Cost of sales:
Equipment	88,749	67,632	173,933	175,204
Expendable Tools	6,611	7,635	18,709	19,867
Total cost of sales	95,360	75,267	192,642	195,071

Gross profit:
Equipment	76,264	57,471	151,837	140,884
Expendable Tools	8,893	8,443	29,357	25,375
Total gross profit	85,157	65,914	181,194	166,259

Operating expenses:
Selling, general and administrative	28,600	28,095	76,303	80,329
Research and development	23,480	15,783	60,277	46,243
Amortization of intangible assets	1,329	2,296	3,988	6,883
Restructuring	164	873	1,139	1,542
Total operating expenses	53,573	47,047	141,707	134,997

Income from operations:
Equipment	27,804	16,474	26,217	22,647
Expendable Tools	3,780	2,393	13,270	8,615
Total income from operations	31,584	18,867	39,487	31,262

Other income (expense):
Interest income	256	267	878	629
Interest expense	(316)	—	(732)	(1)

Income from operations before income taxes	31,524	19,134	39,633	31,890
Provision for income taxes	4,908	247	5,904	2,063
Net income	$26,616	$18,887	$33,729	$29,827

Net income per share:
Basic	$0.35	$0.25	$0.44	$0.40
Diluted	$0.34	$0.25	$0.44	$0.39

Weighted average shares outstanding:
Basic	76,596	75,231	76,308	75,083
Diluted	77,605	76,473	77,086	76,204

	Three months ended		Nine months ended
Supplemental financial data:	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Depreciation and amortization	$3,509	$4,798	$9,995	$14,302
Capital expenditures	1,022	2,554	9,596	5,957
Equity-based compensation expense:
Cost of sales	82	53	269	275
Selling, general and administrative	2,182	2,125	6,924	6,375
Research and development	471	418	1,624	1,438
Total equity-based compensation expense	$2,735	$2,596	$8,817	$8,088

	As of
	June 28, 2014	June 29, 2013
Backlog of orders [1]	$130,500	$125,000
Number of employees	2,643	2,437

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 28, 2014	September 28, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$597,457	$521,788
Short-term investments	2,600	3,252
Accounts and notes receivable, net of allowance for doubtful accounts of $239 and $504 respectively	154,410	162,714
Inventories, net	53,922	38,135
Prepaid expenses and other current assets	19,153	24,012
Deferred income taxes	4,063	4,487
TOTAL CURRENT ASSETS	831,605	754,388

Property, plant and equipment, net	52,231	47,541
Goodwill	41,546	41,546
Intangible assets	7,221	11,209
Other assets	7,260	8,310
TOTAL ASSETS	$939,863	$862,994

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$66,222	$37,030
Accrued expenses and other current liabilities	41,406	38,868
Income taxes payable	4,076	1,504
TOTAL CURRENT LIABILITIES	111,704	77,402

Financing obligation	19,618	19,396
Deferred income taxes	40,115	40,709
Other liabilities	8,957	8,822
TOTAL LIABILITIES	180,394	146,329

SHAREHOLDERS' EQUITY
Common stock, no par value	476,547	467,525
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	325,607	291,878
Accumulated other comprehensive income	3,671	3,618
TOTAL SHAREHOLDERS' EQUITY	759,469	716,665

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$939,863	$862,994

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net cash provided by operating activities	$5,919	$11,348	$84,189	$68,180
Net cash provided by (used in) investing activities, continuing operations	4,657	(2,554)	(8,672)	(647)
Net cash (used in) provided by financing activities, continuing operations	(274)	328	205	868
Effect of exchange rate changes on cash and cash equivalents	45	752	(53)	(152)
Changes in cash and cash equivalents	10,347	9,874	75,669	68,249
Cash and cash equivalents, beginning of period	587,110	498,619	521,788	440,244
Cash and cash equivalents, end of period	$597,457	$508,493	$597,457	$508,493